Exhibit 10.2
REVOLVING LOAN SECURITY AGREEMENT
     THIS REVOLVING LOAN SECURITY AGREEMENT (this “Agreement”) dated as of October 31, 2007, among McJunkin Corporation, a West Virginia corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and The CIT Group/Business Credit, Inc. and Bank of America, N.A., each as Co-Collateral Agent (in such capacity, collectively, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).
W I T N E S S E T H:
     WHEREAS, the Borrower is party to the Revolving Loan Credit Agreement, dated as of October 31, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (the “Lenders”), the letter of credit issuers from time to time party thereto (the “Letter of Credit Issuers”), The CIT Group/Business Credit, Inc. (“CIT”), as Administrative Agent, CIT and Bank of America, N.A., collectively, as Collateral Agent, and the other Persons from time to time party thereto, pursuant to which the Lenders have severally agreed to make Loans to the Borrower, and the Letter of Credit Issuers have severally agreed to issue Letters of Credit for the account of the Borrower, upon the terms and subject to the conditions set forth therein (collectively, the “Extensions of Credit”);
     WHEREAS, pursuant to the Guarantee, dated as of the date hereof, (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) each Subsidiary Grantor party thereto has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;
     WHEREAS, each Subsidiary Grantor is a Subsidiary Guarantor;
     WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;
     WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and
     WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders, and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, the Grantors hereby agree with the Collateral Agent for the benefit of the Secured Parties, as follows:
     1. Defined Terms.
     (a) Unless otherwise defined herein, all capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the UCC.
     (b) The following terms shall have the following meanings:
     “Agreement” shall have the meaning assigned to such term in the preamble hereto.
     “Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “Collateral” shall have the meaning provided in Section 2 hereof.
     “Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.
     “Control Agreements” shall mean, collectively, Deposit Account Control Agreements and the Securities Account Control Agreements.
     “Copyright License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule I (as such schedule may be amended or supplemented from time to time).
     “copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States, any other country or any group of countries, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.
     “Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule II (as such schedule may be amended or supplemented from time to time).
     “Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.
     “Deposit Account Control Agreement” shall mean an agreement that is reasonably satisfactory to the Collateral Agent establishing Control in favor of the Collateral Agent with respect to any Deposit Account.
     “Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in Article 9 of the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
     “Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, computers, furnishings, appliances, fixtures, tools and vehicles (in each case, regardless of whether characterized as equipment under the UCC) now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, accessions, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien permitted by the Credit Agreement and the terms of the Indebtedness securing such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.
     “Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.
     “General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC, including “payment intangibles” also as such term is defined in Article 9 of the UCC, and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.
     “Grantor” shall have the meaning assigned to such term in the recitals hereto.
     “Guarantee” shall have the meaning assigned to such term in the recitals hereto.
     “Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws, including the Trade Secrets, the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).
     “Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than as pledged pursuant to the Pledge Agreements), whether now or hereafter acquired by any Grantor, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Agreement in its right, title and interest in any such Investment Property (i) is not prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).
     “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.
     “Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, and (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Agreement or the other Credit Documents.
     “Patent License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule III (as such schedule may be amended or supplemented from time to time).
     “patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country or group of countries, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, reexaminations or extensions thereof, all rights corresponding thereto throughout the world and all inventions and improvements disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule IV (as such schedule may be amended or supplemented from time to time).
     “Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuers, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (viii) any successors, indorsees, transferees and assigns of each of the foregoing.
     “Securities Account Control Agreement” shall mean an agreement that is reasonably satisfactory to the Collateral Agent establishing Control in favor of the Collateral Agent with respect to any Securities Account.
     “Security Interest” shall have the meaning provided in Section 2 hereof.
     “Specified Revolving Credit Collateral” means all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property and General Intangibles pertaining to the property described in the clauses (i) and (ii) Section 2(a) of this Agreement.

          “Subsidiary Grantor” shall have the meaning assigned to such term in the preamble hereto.
          “Trade Secrets” shall mean all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information.
          “Trademark License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule V (as such schedule may be amended or supplemented from time to time).
          “trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.
          “Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule VI (as such schedule may be amended or supplemented from time to time); provided that any “intent to use” Trademark applications for which a “Statement of Use” or “Amendment to Allege Use” has not been filed (but only until such statement is filed) are excluded from this definition.
          “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          (c) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
          2. Grant of Security Interest.
          (a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties a lien on and continuing security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property (other than any property constituting Non-Core Assets) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
               i. all Accounts,
               ii. all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory,
               iii. all Specified Revolving Credit Collateral,
               iv. all Deposit Accounts (other than the Net Available Cash Account (as defined in the Intercreditor Agreement), to the extent that it constitutes a Deposit Account) and Securities Accounts (other than the Net Available Cash Account (as defined in the Intercreditor Agreement), to the extent it constitutes a Securities Account), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing,
               v. all Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent not primarily related to Term Loan Collateral (as defined in the Intercreditor Agreement); and
               vi. to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

          (b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Borrower, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the Security Interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets” or “all personal property” or words of similar effect, whether now owned or hereafter acquired. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.
          Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).
          This Agreement secures the payment of all the Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed to the Collateral Agent or the Secured Parties under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.
          The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
          3. Representations and Warranties.
          Each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:
          3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or (ii) are permitted by the Credit Agreement.
          3.2 Perfected First Priority Liens. (a) This Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.
          (b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A) or (B) of this paragraph in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the filing of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices specified in Schedule 3.2(b) or (B) delivery to Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and Negotiable Documents, in each case, properly endorsed for transfer or in blank, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.
          (c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than (i) filings pursuant to the UCC of the relevant state(s) or (ii) delivery to the Collateral Agent (or its bailee) to be held in its possession of all Collateral consisting of Instruments or Negotiable Documents.
          (d) It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses, subject to the provisions of the Control Agreements with respect to such cash and Investment Property.
          4. Covenants.
          Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations under the Credit Documents are paid in full and the Commitments are terminated and no Letter of Credit remains outstanding:
          4.1 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).
          (b) Such Grantor will furnish to the Collateral Agent, the Lenders and the Letter of Credit Issuers from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.
          (c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions

(including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Security Interests created hereby, all at the expense of such Grantor.
          (d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a U.S. Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.
          4.2 Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
          4.3 Notices. Each Grantor will advise the Collateral Agent the Lenders and the Letter of Credit Issuers promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.
          5. Remedial Provisions.
          5.1 Certain Matters Relating to Accounts. (a) At any time after the occurrence and during the continuance of an Event of Default or, as contemplated by the Credit Agreement, a Cash Dominion Event and after giving reasonable notice to the Borrower and any other relevant Grantor, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that such Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Agent may require in connection with such test verifications. Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
          (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.
          (d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.
          (e) At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, each Grantor shall grant to the Collateral Agent to the extent assignable, an irrevocable, non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
          5.2 Communications with Credit Parties; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default or, as contemplated by the Credit Agreement, a Cash Dominion Event, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
          (b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          5.3 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.
          5.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:
          (a) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent or any other Secured Party in connection with such collection or sale or otherwise in connection with this Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

          (b) second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and
          (c) third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
               Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          5.5 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or Letter of Credit Issuer or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may, subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 5.4(a) hereof and (y) the satisfaction of the Obligations in accordance with the priorities set forth in Section 5.4 hereof, pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.
          5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.
          5.7 Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and any other documents executed and delivered in connection therewith and any documents entered into with the applicable Administrative Agent or the Collateral Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the Required Lenders, as the case may be, or, in the case of documents entered into with the applicable Administrative Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any Grantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Grantor or any other person or any release of any Borrower or any Grantor or any other person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          5.8 Access Rights on Mortgaged Properties. The Grantors hereby agree with the Collateral Agent that, at any time during the continuance of an Event of Default and after notice of such action to the Borrower, the Revolving Credit Collateral Agent (as defined in the Intercreditor Agreement) shall have access, during the Access Period (as defined in the Intercreditor Agreement), and each such Grantor that owns any of the Mortgaged Premises has granted a non-exclusive easement in gross over its property to permit the uses by Revolving Credit Collateral Agent (as defined in the Intercreditor Agreement) contemplated by Section 3.3 of the Intercreditor Agreement. The Collateral Agent hereby consents to such easement.
          5.9 Conflict with Credit Agreement. In the event of any conflict between the terms of this Section 5 and the Credit Agreement, the Credit Agreement shall control.
          5.10 Access Rights on Mortgaged Properties. The Grantors hereby agree that, at any time during the continuance of an Event of Default and after notice of such action to the Borrower, the Collateral Agent shall have access, during the Access Period (as defined in the Intercreditor Agreement), and each such Grantor that owns any of the Mortgaged Premises a non-exclusive easement in gross over its property to permit the uses by Collateral Agent (as defined in the Intercreditor Agreement) contemplated by Section 3.3 of the Intercreditor Agreement.
          6. The Collateral Agent.
          6.1 Collateral Agent’s Appointment as Attorneys-in-Fact, etc. (a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during the occurrence of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by the Collateral Agent of its intent to do so:
     (i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

     (ii) [intentionally omitted];
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
     (iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
     (v) obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to Section 9.3 of the Credit Agreement;
     (vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;
     (vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
     (viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
     (ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
     (x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);
     (xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);
     (xii) [intentionally omitted]; and
     (xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the

Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.
          6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          6.4 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, and all obligations of the Grantors hereunder shall be absolute and unconditional.
          6.5 Continuing Security Interest; Assignments Under the Credit Agreement; Release. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations under the Credit Documents (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement the Credit Parties may be free from any Obligations.
          (b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor.
          (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 14.1 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.
          (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.
          6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.
          7. Collateral Agent As Agent.
          (a) The CIT Group/Business Credit, Inc. and Bank of America, N.A. have been appointed, collectively, to act as the Collateral Agent under the Credit Agreement, by the Lenders and Letter of Credit Issuers under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the applicable Lenders and Letter of Credit Issuers and Secured Parties in accordance with the terms of this Section 7(a).
          (b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 13.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of the Collateral Agent shall also constitute removal under this Agreement; and appointment of a Collateral Agent pursuant to Section 13.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 13.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.
          8. Miscellaneous.
          8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 14.1 of the Credit Agreement.
          8.2 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.
          8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement.
          (b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this

Agreement to the extent a Borrower would be required to do so pursuant to Section 12.5 of the Credit Agreement.
          (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.
          8.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.
          8.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.
          8.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          8.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.9 Integration. This Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
          8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          8.11 Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which such Person shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.
          8.12 Acknowledgments. Each party hereto hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;
          (b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, Letter of Credit Issuers and any other Secured Party or among the Grantors and the Lenders and Letter of Credit Issuers and any other Secured Party.
          8.13 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
          8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          9. Intercreditor Agreement
          9.1 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of that certain Amended and Restated Intercreditor Agreement, dated as of October ___, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, CIT and Bank of America, N.A., collectively, as Collateral Agent, and certain other persons which may be or become parties thereto, or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
[Signature Pages Follow]

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

MCJUNKIN CORPORATION, as a Grantor
By:	/s/ J.F. UNDERHILL
	Name:	James F. Underhill
	Title:	Chief Financial Officer

RED MAN PIPE & SUPPLY CO., as a Grantor
By:	/s/ DEE PAIGE
	Name:	Dee Paige
	Title:	Chief Financial Officer

MIDWAY-TRISTATE CORPORATION, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	President

MCJUNKIN APPALACHIAN OILFIELD SUPPLY COMPANY, as a Grantor
By:	/s/ DAVID A. FOX, III
	Name:	David A. Fox, III
	Title:	Executive Vice President

MCJUNKIN NIGERIA LIMITED, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	Vice President

[Signature Page to Revolving Loan Security Agreement]

MCJUNKIN DEVELOPMENT CORPORATION, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	Vice President

MCJUNKIN-PUERTO RICO CORPORATION, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	President

MCJUNKIN-WEST AFRICA CORPORATION, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	President

MILTON OIL & GAS COMPANY, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	President

GREENBRIER PETROLEUM CORPORATION, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	President

[Signature Page to Revolving Loan Security Agreement]

RUFFNER REALTY COMPANY, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	President

WEST OKLAHOMA PVF COMPANY, as a Grantor
By:	/s/ H.B. WEHRLE III
	Name:	H.B. Wehrle III
	Title:	President

WESCO ACQUISITION PARTNERS, INC., as a Grantor
By:	/s/ CRAIG KETCHUM
	Name:	Craig Ketchum
	Title:	Chairman of the Board

[SIGNATURE PAGE TO REVOLVING LOAN SECURITY AGREEMENT]

The CIT Group/Business Credit, Inc., as Co-Collateral Agent
By:	/s/ CYNTRA A. TRANI
	Name:	Cyntra A. Trani
	Title:	Senior Vice President

Bank of America, N.A., as Co-Collateral Agent
By:	/s/ J.L. BARTHOLOMEW
	Name:	Jon L. Bartholomew
	Title:	Senior Vice President

[SIGNATURE PAGE TO REVOLVING LOAN SECURITY AGREEMENT]